EXHIBIT 10.2

TAYLOR MORRISON HOME CORPORATION

2013 OMNIBUS EQUITY AWARD PLAN

FORM OF EMPLOYEE RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of [Grant Date] (the “Date of Grant”), is made by and between Taylor Morrison Home Corporation, a Delaware corporation (the “Company”), and [Participant Name] (“Participant”). Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

WHEREAS, the Company has adopted the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (as amended from time to time, the “Plan”), pursuant to which Restricted Stock Units may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the Restricted Stock Units provided for herein to Participant subject to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Restricted Stock Units.

(a) Grant. The Company hereby grants to Participant an award of [Number of Awards Granted] Restricted Stock Units (the “RSUs”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Each RSU represents the right to receive payment in respect of one share of Class A Common Stock, par value $0.00001 per share, of the Company (a “Share”) as of the Settlement Date (as defined below), subject to the terms of this Agreement and the Plan. The RSUs are subject to the restrictions described herein, including forfeiture under the circumstances described in Section 4 hereof. The RSUs shall vest and become nonforfeitable in accordance with Section 2 and Section 4 hereof.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

2. Vesting. Except as may otherwise be provided herein, subject to Participant’s continued Employment with the Company or an Affiliate through the applicable vesting date, the RSUs shall become vested with respect to thirty-three and [Insert]% of the RSUs on each of the [Insert] anniversaries of the Date of Grant. Notwithstanding the foregoing, the Committee shall have the authority to remove the restrictions on the RSUs whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the Date of Grant, such action is appropriate.

3. Settlement. The obligation to make payments and distributions with respect to RSUs shall be satisfied through the issuance of one Share for each vested RSU (the “settlement”), and the settlement of the RSUs may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The RSUs shall be settled as soon as practicable after the RSUs vest, but in no event later than March 15 of the year following the calendar year in which the RSUs vested (as applicable, the “Settlement Date”). Notwithstanding the foregoing, the payment dates set forth in this Section 3 have been specified for the purpose of being exempt from the provisions of Section 409A of the Code.

4. Termination of Employment. If Participant’s Employment with the Company or any Affiliate, as applicable, terminates for any reason, then the unvested portion of the RSUs shall be cancelled immediately and Participant shall immediately forfeit any rights to the RSUs subject to such unvested portion.

5. Dividend Equivalents; No Voting Rights. Each outstanding RSU shall be credited with dividend equivalents with respect to any extraordinary dividends, if so determined by the Committee, declared and paid to other shareholders of the Company in respect of one Share. Dividend equivalents shall not bear interest. On the Settlement Date, such dividend equivalents, if any, in respect of each vested RSU shall be settled by delivery to Participant of a number of Shares equal to the quotient obtained by dividing (i) the aggregate accumulated value of such dividend equivalents by (ii) the Fair Market Value of a Share on the applicable vesting date, rounded down to the nearest whole share, less any applicable withholding taxes. No dividend equivalents shall be accrued for the benefit of Participant with respect to record dates occurring prior to the Date of Grant, or with respect to record dates occurring on or after the date, if any, on which Participant has forfeited the RSUs. Participant shall have no voting rights with respect to the RSUs or any dividend equivalents.

6. No Rights as Shareholder. Participant shall not be deemed for any purpose to be the owner of any Shares subject to the RSUs until such Shares, if any, are delivered to Participant in accordance with Section 3 hereof. The Company shall not be required to set aside any fund for the payment of the RSUs.

7. Restrictive Covenants. In consideration of the grant of the RSUs, Participant agrees that Participant will comply with noncompetition, nonsolicitation and confidentiality restrictions set forth in any restrictive covenant agreement, employment agreement or similar agreement between Participant and the Company or any of its Affiliates as in effect on the Date of Grant, or any such agreement that the Company or any of its Affiliates requires Participant to enter into as a condition to receipt of the RSUs. In the event that Participant violates any of the restrictive covenants set forth in any such agreement, the RSUs shall be automatically forfeited effective as of the date on which such restrictive covenant violation first occurs, and, in the event that Participant has previously vested in all or any portion of the RSUs during the one year period immediately preceding the date on which such violation first occurs, Participant shall forfeit any compensation, gain or other value realized on the settlement of such RSUs, or the subsequent sale of Shares acquired upon settlement of the such RSUs (if any), and must promptly repay such amounts to the Company. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of Participant’s breach of such restrictive covenants.

8. Compliance with Legal Requirements.

(a) Generally. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions or delay the settlement of the RSUs as it deems necessary or advisable under applicable income tax laws, federal securities laws, the rules and regulations of any stock exchange or market upon which the Shares are then listed or traded, and/or any blue sky or state securities laws applicable to the Shares; provided that any settlement shall be delayed only until the earliest date on which settlement would not be so prohibited. Participant agrees to take all steps the Committee or the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b) Tax Withholding. All distributions under the Plan are subject to withholding of all applicable federal, state, local and foreign taxes, and the Committee may condition the settlement of the RSUs on satisfaction of the applicable withholding obligations. The Company shall have the power and the right to deduct or withhold from all amounts payable to Participant in connection with the RSUs or otherwise, or require Participant to remit to the Company, an amount sufficient to satisfy the minimum statutory withholding liability required by law. Further, the Company may permit or require Participant to satisfy, in whole or in part, such tax obligations by withholding Shares or other property deliverable to Participant in connection with the settlement of RSUs or from any compensation or other amounts owing to Participant the amount (in cash, Shares or other property) of any required tax withholding upon the settlement of the RSUs.

9. Clawback. In the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws or as a result of any mistake in calculations or other administrative error, in each case, which reduces the amount payable in respect of the RSUs that would have been earned had the financial results been properly reported (as determined by the Committee) (i) the RSUs will be cancelled and (ii) Participant will forfeit (A) the Shares (or cash) received or payable on the settlement of the RSUs and (B) the amount of the proceeds of the sale, gain or other value realized on the settlement of the RSUs (and Participant may be required to return or pay such Shares or amount to the Company). Notwithstanding anything to the contrary contained herein, if Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such Employment, violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement, including but not limited to the covenants described in Section 7 above, or otherwise has engaged in or engages in activity that constitutes Cause under the Plan or is in conflict with or adverse to the interest of the Company or any Affiliate as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the RSUs, may at the Committee’s discretion, be canceled without payment therefor and (ii) the Committee, in its discretion, may require Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the settlement of the RSUs to forfeit and pay over to the Company, on demand, all or any portion of the compensation, gain or other value (whether or not taxable) realized upon on the settlement of such RSUs, or the subsequent sale of acquired Shares

(if any). To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of New York Stock Exchange or other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, which may be amended from time to time, the RSUs (or the Shares acquired upon settlement of the RSUs (if any)) shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

10. Miscellaneous.

(a) Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Plan.

(b) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Section 409A. The RSUs are intended to be exempt from Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 10(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A.

(d) Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal business office.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position with the Company or its

Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(g) Beneficiary. Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the General Counsel of the Company at the Company’s principal business office. If no designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

(h) Bound by Plan and Acceptance of Agreement. By signing this Agreement, Participant acknowledges that Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant).

(i) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(j) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 12 of the Plan.

(k) Governing Law; JURY TRIAL WAIVER. To the extent not otherwise governed by the Code or the laws of the United States, this Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the laws of the United States, as applicable. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(l) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

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IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as set forth below.

TAYLOR MORRISON HOME CORPORATION

By:
Name:	Sheryl D. Palmer
Title:	Chief Executive Officer

Date:	[Grant Date]

Agreed to and Accepted by:

[Participant Name]

Date: Acceptance Date

[Signature Page to RSU Award Agreement]